Exhibit 10.2

PLEDGE AGREEMENT

made by

Postal Realty LP,
as Pledgor

in favor of

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of September 27, 2019

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Table of Contents

SCHEDULES

SCHEDULE 1	Pledged Interests

EXHIBITS

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Pledge Agreement Amendment

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PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of September 27, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by Postal Realty LP, a Delaware limited partnership (“Borrower”), and UPH MERGER SUB LLC, a Delaware limited liability company, as pledgors (“UPH”; Borrower and UPH, individually and collectively, together with any other Joining Pledgor from time to time, “Pledgor”), in favor of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee (in such capacity and together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

R E C I T A L S :

A. Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Credit Agreement requires that Pledgor pledge and grant to the Administrative Agent for the benefit of the Lenders, a lien on and security interest in, among other things, all of Pledgor’s right, title and interest in and to the Equity Interests in the Subsidiary Guarantors party to the Guaranty from time to time.

C. This Agreement is entered into by Pledgor in favor of the Administrative Agent for the benefit of the Lenders to secure the payment and performance of all of the Secured Obligations.

D. It is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make loans under the Credit Agreement that Pledgor execute and deliver this Agreement.

A G R E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Administrative Agent hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions.

(a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals hereof.

“Distributions” shall mean, collectively, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Interests, from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Interests.

“Filing Office” shall have the meaning assigned to such term in the definition of “Financing Statements”.

“Financing Statements” means all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office (each, a “Filing Office”) in accordance with the UCC or any other relevant applicable Law.

“Joining Pledgor” means any Subsidiary Guarantor joining this Pledge Agreement as a pledgor from time to time pursuant to a Pledge Joinder.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Interests” shall mean, collectively, (a) (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 1 attached hereto and (ii) all Equity Interests in each issuer set forth on a Pledge Amendment and (b) all options, warrants, rights and agreements related to such Equity Interests, together with all rights, privileges, authority and powers of Pledgor relating to such Equity Interests or under any constituent document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests. For the avoidance of doubt, the “Pledged Interests” shall not include the Equity Interests of any Subsidiary which is not a Subsidiary Guarantor.

“Pledge Joinder” means a joinder agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which a Subsidiary Guarantor joins the Pledge Agreement as a pledgor pursuant to the Credit Agreement.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Secured Obligations” shall mean the Obligations.

“Securities Act” shall mean, collectively, the Securities Act of 1933 (as amended from time to time) and the Securities Exchange Act of 1934 (as amended from time to time).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Lenders’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Sections 1.02 through 1.04 thereof) shall be applicable to this Agreement. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, this Agreement shall govern in all instances.

Section 1.3. Resolution of Drafting Ambiguities. Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

Article II

GRANT OF SECURITY AND SECURED OBLIGATIONS

Section 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Lenders, a lien on and security interest in all of the right, title and interest of Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)	all Pledged Interests and Distributions;

(ii)	all books and records relating to the Pledged Interests and Distributions; and

(iii)	to the extent not covered by clauses (i) and (ii) of this sentence, all proceeds and products of each of the foregoing;

provided, however, that in no event shall the “Collateral” include, or the security interests granted under this Section 2.1 attach to, Distributions or other Restricted Payments made to the REIT or any other parent of Borrower as permitted pursuant to, and in accordance with, the Credit Agreement.

Section 2.2. Filings. Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any Financing Statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any Financing Statement or amendment relating to the Collateral. Pledgor agrees to provide all necessary information described in the immediately preceding sentence to the Administrative Agent promptly upon reasonable request by the Administrative Agent.

Article III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL

Section 3.1. Collateral Not Certificated.

(a) Pledgor represents and warrants that the Collateral in existence on the date hereof shall not be represented or evidenced by a certificate or other transferable instrument and covenants that any Collateral that may come into existence after the date hereof shall not be represented or evidenced by a certificate or other transferable instrument.

(b) Without limiting the foregoing, should any Collateral now or hereafter become represented or evidenced by a certificate or other transferable instrument, Pledgor shall promptly deliver to the Administrative Agent such certificate or instrument, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, such that the Administrative Agent shall have a perfected first priority security interest therein, which security interest secures the payment and performance of the Secured Obligations. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Collateral, without any indication that such Collateral is subject to the security interest hereunder.

Section 3.2. Perfection of Security Interest in Collateral. Pledgor represents and warrants that, upon the proper filing of by or on behalf of the Administrative Agent of Financing Statements in the applicable Filing Office(s), all filings, registrations and recordings necessary to create, preserve, protect and perfect the Liens granted to the Administrative Agent hereby in respect of the Collateral shall have been accomplished and Administrative Agent shall have a perfected first priority security interest in all such Collateral. Pledgor shall (i) cause each issuer of Pledged Interests to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Interests substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Administrative Agent and (ii) provide to the Administrative Agent an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming such pledge and perfection thereof.

Section 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Pledgor agrees that, at the sole cost and expense of Pledgor, Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest.

Section 3.4. Supplements; Further Assurances. Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional Financing Statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of Financing Statements, under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of Pledgor.

Article IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Pledgor represents, warrants and covenants as follows:

Section 4.1. Title. Pledgor owns and has rights in each item of Collateral, free and clear of any and all Liens except for the security interest granted to the Administrative Agent pursuant to this Agreement and any other Liens permitted under the Credit Agreement.

Section 4.2. Intentionally Omitted.

Section 4.3. Defense of Claims; Transferability of Collateral. Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein adverse to the Administrative Agent or any Lender.

Section 4.4. Other Financing Statements. Pledgor has not filed, nor authorized any third party to file, any valid or effective Financing Statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement and such as have been filed in respect of Liens otherwise permitted under the Credit Agreement. Pledgor shall not execute, authorize or permit to be filed in any public office any Financing Statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral other than with respect to Liens permitted under the Credit Agreement.

Section 4.5. Due Authorization and Issuance. All of the Pledged Interests existing on the date hereof have been, and to the extent any Pledged Interests are hereafter issued, such Pledged Interests will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.

Section 4.6. Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement following an Event of Default and during the continuance thereof and sdetermines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, Pledgor agrees to use commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

Article V

CERTAIN PROVISIONS CONCERNING COLLATERAL

Section 5.1. Pledge of Additional Collateral. Pledgor shall, in respect of any Subsidiary, deliver to the Administrative Agent, as and when required by the Credit Agreement, (a) a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1(b) (if applicable) and Section 3.2 hereof in respect of the Pledged Interests in such Subsidiary, and confirming the attachment of the Lien hereby created on and in respect of such Pledged Interests and related Collateral and (b) a Pledge Joinder. Pledgor hereby agrees that all Pledged Interests listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Collateral unless and until released in accordance with the Credit Agreement.

Section 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document; provided, however, that (i)  Pledgor shall not in any event exercise such rights in any manner which would materially impair the Collateral or which would, in the Administrative Agent’s reasonable judgment, be expected to have a Material Adverse Effect, (ii) without the prior written consent of the Administrative Agent, Pledgor shall not (x) vote to enable, or take any other action to permit, any issuer of Pledged Interests to issue any additional Equity Interests or issue any Equity Interests that are convertible into, or grant the right to purchase or exchange such Equity Interests for, any other Equity Interests (except pursuant to a transaction expressly permitted by the Credit Agreement), (y) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral (except pursuant to a transaction expressly permitted by the Credit Agreement), (z) create, incur or permit to exist any Lien (other than Liens permitted under the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, (iii)  Pledgor shall not enter into any agreement or undertaking restricting the right or ability of Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral thereof except as permitted by the Credit Agreement.

(ii) Pledgor shall be entitled to receive and retain, and to utilize, distribute and/or contribute any and all Distributions, but only if and to the extent permitted by and made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be delivered to the Administrative Agent to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of Pledgor and be delivered to the Administrative Agent within ten (10) Business Days after receipt to hold as Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing, Pledgor shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of the issuer of any Pledged Interests, or any distribution of capital or property in respect of any Pledged Interests, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant issuer of Pledged Interests, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of the Loans and other Secured Obligations to the extent required by the Credit Agreement.

(b) So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, upon written request of Pledgor and at the sole cost and expense of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default for which Administrative Agent has given Pledgor notice, but subject in all instances to Borrower’s and the REIT’ rights set forth in Section 6.06(b) of the Credit Agreement:

(i) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(d) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by Pledgor contrary to the provisions of Section 5.2(a)(ii) or Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of Pledgor and shall immediately be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 5.3. Defaults, etc. Pledgor hereby represents and warrants that (i) Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which Pledgor is a party relating to the Pledged Interests pledged by it, and Pledgor is not in violation of any other provisions of any such agreement to which Pledgor is a party, or otherwise in default or violation thereunder, which violations and defaults could reasonably be expected to result in a Material Adverse Effect, and (ii) as of the date hereof, no Collateral is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any Person with respect thereto.

Section 5.4. Certain Agreements of Pledgor as Holder of Equity Interests. Pledgor (i) confirms that none of the terms of any Equity Interest pledged by it pursuant to this Agreement provides that such Equity Interest is a “Security” for purposes of the UCC, (ii) agrees that it will take no action to cause or permit any Equity Interest pledged by it pursuant to this Agreement to become a “Security” for purposes of the UCC, (iii) agrees that it will not, and will not permit any of its direct Subsidiaries to, issue any certificate representing any Equity Interest pledged by it pursuant to this Agreement and (iv) agrees that if, notwithstanding the foregoing, any Equity Interest pledged by it pursuant to this Agreement shall be or become a “Security” for purposes of the UCC, Pledgor will, and will cause its Subsidiaries whose Equity Interests have been pledged pursuant to this Agreement to, following the occurrence and during the continuance of an Event of Default, comply with instructions originated by the Administrative Agent without further consent from Pledgor or such Subsidiary.

Article VI

TRANSFERS

Section 6.1. Transfers of Collateral. Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral except as expressly permitted by the Credit Agreement.

Article VII

REMEDIES

Section 7.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to Pledgor, prior to receipt by any such obligor of such instruction, Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than two (2) Business Days after receipt thereof) (unless the Administrative Agent otherwise agrees to a later duration) pay such amounts to the Administrative Agent;

(iii) Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;

(iv) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(v) Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 7.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parts at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Lender or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of the Collateral or any part thereof payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

Section 7.2. Notice of Sale. Notwithstanding anything herein to the contrary, the Administrative Agent shall give ten (10) days’ prior written notice (or such longer period as required by applicable Law) to Pledgor of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or other intended disposition thereof is to take place, which Pledgor agrees is reasonable notice of such matters as required by Section 9-611 of the UCC or its equivalent in other jurisdictions.

Section 7.3. Waiver of Certain Rights. Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VII unless found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Pledgor.

Section 7.4. Certain Sales of Collateral.

(a) Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

Section 7.5. No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

Article VIII

APPLICATION OF PROCEEDS

Section 8.1. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, toward the Secured Obligations in any manner or priority the Administrative Agent elects, subject to any applicable terms of the Credit Agreement.

Article IX

MISCELLANEOUS

Section 9.1. Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that none of the Administrative Agent or any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) The Administrative Agent may rely on advice of counsel as to whether any or all Financing Statements of Pledgor need to be amended as a result of any of the changes described in Section 4.8 hereof. If Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in Pledgor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by Pledgor.

Section 9.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If Pledgor shall fail to perform any covenants contained in this Agreement, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach to the extent that the Administrative Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, and may expend funds for such purpose. Any and all amounts so expended by the Administrative Agent shall be paid by Pledgor in accordance with the provisions of Section 9.03 of the Credit Agreement. Neither the provisions of this Section 9.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents after the occurrence and during the continuation of an Event of Default which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to Pledgor or any other Person for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.

Section 9.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Lenders and each of their respective successors, permitted transferees and permitted assigns. No other Persons (including any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement. Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by Administrative Agent or any Lender upon the bankruptcy or reorganization of Pledgor or otherwise.

Section 9.4. Termination; Release. Upon the expiration or termination of the Commitments and payment in full of all Obligations, this Agreement shall automatically terminate and be of no further force and effect. Upon termination of this Agreement, the Collateral shall be automatically released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement (including any release following satisfaction of the conditions in Section 2.05(e) of the Credit Agreement), the security interest in such Collateral shall automatically be released without any further action by Administrative Agent or any other Person and the Administrative Agent shall, upon the request and at the sole cost and expense of Pledgor, (i) assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination Financing Statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be and (ii) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and release. Concurrently with such termination the Administrative Agent on behalf of the Lenders hereby authorizes Pledgor or its attorneys, agents or other designees to file termination statements (including, without limitation, UCC-3 termination statements) and other terminations or release documents to terminate the Administrative Agent’s interest in the Collateral being released, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 9.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent and Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

Section 9.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given to Pledgor or Administrative Agent shall be given in the manner and become effective as set forth in the Credit Agreement, as to Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

Section 9.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 9.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 9.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10.     Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 9.11.     No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any Lender to perform or observe any such term, covenant, condition or agreement on Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any Lender for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Pledgor and Administrative Agent have caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PLEDGOR:

Postal Realty LP,
a Delaware limited partnership

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

UPH MERGER SUB LLC,
a Delaware limited partnership

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

[signatures continue on following page]

[Signature Page to Pledge Agreement]

ADMNISTRATIVE AGENT:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jason Bishop
	Name:	Jason Bishop
	Title:	Senior Vice President

[Signature Page to Pledge Agreement]

SCHEDULE 1

PLEDGOR	ISSUER	PERCENTAGE OF ALL ISSUED EQUITY INTERESTS OF ISSUER OWNED BY PLEDGOR

Borrower	A&J Assets LLC, a Delaware limited liability company	100%

Borrower	Alabama Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	Arkansas Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	Asset 20024, L.L.C., a New York limited liability company	100%

Borrower	Gary Glen Park Realty LLC, a Delaware limited liability company	100%

Borrower	Harbor Station, LLC, a Delaware limited liability company	100%

Borrower	Hiler Buffalo LLC, a Florida limited liability company	100%

Borrower	Illinois Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	Iowa Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	Louisiana Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	Mass Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	Michigan Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	Missouri & Minnesota Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	New Mexico Postal Realty Holdings LLC, a Delaware limited liability company	100%

Borrower	Ohio Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	Pennsylvania Postal Holdings, LLC, a Delaware limited liability company	100%

Borrower	Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	PPP Assets, LLC, a Florida limited liability company	100%

Borrower	South Carolina Postal Holdings LLC, a Delaware limited liability company	100%

Borrower	Tennessee Postal Holdings, LLC, a Delaware limited liability company	100%

UPH	United Post Office Investments, LLC, a Tennessee limited liability company	100%

Borrower	UPH Merger Sub LLC, a Delaware limited liability company	100%

Borrower	Wisconsin Postal Holdings, LLC, a Delaware limited liability company	100%

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” each initially capitalized term used but not otherwise defined herein has the meaning assigned to such term in the Pledge Agreement), dated as of [___________ __], 2019, made by POSTAL REALTY LP, a Delaware limited partnership, and UPH Merger Sub LLC, a Delaware limited liablity company (individually and collectively, “Pledgor”), in favor of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), (ii) agrees that, following the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the applicable Collateral (including all Equity Interests of the undersigned) given in accordance with the Loan Documents without further consent by Pledgor and (iii) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Collateral that is adverse to the interest of the Administrative Agent therein.

[ ]

By:
Name:
Title:

EXHIBIT 2

[Form of]

PLEDGE AGREEMENT AMENDMENT

This Pledge Agreement Amendment, dated as of [              ], is delivered pursuant to Section 5.1 of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement;” each initially capitalized term used but not otherwise defined herein has the meaning assigned to such terms in the Pledge Agreement), dated as of [___________ __], 2019, made by POSTAL REALTY LP, a Delaware limited partnership, and UPH Merger Sub LLC, a Delaware limited liability company, in favor of PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as administrative agent. The undersigned hereby agrees that this Pledge Agreement Amendment may be attached to the Pledge Agreement and that the Pledged Interests listed on this Pledge Agreement Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

Pledgor represents and warrants that either (a) the Pledged Interests listed on this Pledge Agreement Amendment are not represented or evidenced by a certificate or other transferable instrument or (b) it has complied with Section 3.1(b) of the Pledge Agreement.

PLEDGOR	ISSUER	PERCENTAGE OF ALL ISSUED EQUITY INTERESTS OF ISSUER OWNED BY PLEDGOR

[remainder of page intentionally left blank]

Postal Realty LP,
a Delaware limited partnership

By:
Name:
Title:

UPH MERGER SUB LLC,
a Delaware limited partnership

By:
Name:
Title:

AGREED TO AND ACCEPTED:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title: